                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                   Contact: Tricia Drennan
                                        Director of Corporate Communications
                                        & Investor Relations
                                        (703) 873-2390 (phone)
                                        (703) 873-2300 (fax)

               LCC INTERNATIONAL, INC. REPORTS FOURTH QUARTER AND
                      YEAR ENDED DECEMBER 31, 1997 RESULTS

                  Results negatively impacted by the economic
                       turmoil in the Asia Pacific region

                   Company announces share repurchase program

McLEAN, VA, February 9, 1998 - LCC International, Inc. (NASDAQ: LCCI), one of the world's largest providers of radio frequency engineering and network implementation services and products to the international wireless telecommunications industry, today reported revenues for the fourth quarter ended December 31, 1997 of $43.1 million versus $43.4 million posted in the fourth quarter of 1996. Excluding revenues recorded in the fourth quarter of 1996 from C-Block customers ($7.9 million), revenues would have increased $7.6 million or 21%.

Normalized net income for the fourth quarter was $0.5 million compared to $1.8 million for the fourth quarter of 1996, a decrease of $1.3 million or 72%. Normalized net income per share for the fourth quarter, decreased 58% to $0.05 (on 19.2 million shares) from $0.12 (on 18.9 million shares) in 1996. Excluding the effect of economic difficulties in the Asia Pacific region, the Company believes it would have recorded normalized net income and normalized net income per share of $4.4 million and $0.25, respectively. Basic and diluted net income per share under the new FASB release No. 128 for the fourth quarter were each $0.03.

The Company normally derives approximately 15% of its revenues from the Asia Pacific region. With the recent economic downturn and exchange rate fluctuations in this area, certain of the Company's customers have experienced difficulty in arranging in a timely fashion needed additional financing and hard currency to satisfy U.S. dollar denominated liabilities to LCC and other vendors. Due to the uncertainty associated with the collection of amounts owed to LCC, LCC International, Inc. reports fourth quarter and year end results -- 2/2/2 the Company did not recognize revenue and income in the fourth quarter and full calendar year 1997 from two Asia Pacific region contracts (approximately $0.09 per normalized share negative impact). In addition, the Company elected to record in the fourth quarter and full calendar year 1997 additional receivable and other reserves to cover potential Asia Pacific region exposure (approximately $0.11 per normalized share negative impact).

Revenues for the year ended December 31, 1997 were $155.2 million, up 9.7% from the $141.6 million posted for the year ended December 31, 1996. Excluding revenues recorded for calendar year 1996 from C-Block customers ($16.2 million), the increase in revenues would have been $29.9 million or 24%.

Normalized net income for the year was $5.6 million compared to $7.7 million for calendar year 1996, a decrease of $2.1 million or 27%. Normalized net income per share for the year, including the dilutive effect of LCC's initial public offering, decreased 26% to $0.40 (on 18.8 million shares) from $0.54 (on
16.5 million shares) in 1996. Basic and diluted net income per share for the year were $0.51 and $0.47, respectively.

Dr. Geoffrey Carroll, President and Chief Executive Officer of LCC said, "Although our customers in the Asia Pacific region have acknowledged their contractual obligations to LCC, are satisfied with the services we have rendered and the products we have delivered, and have agreed to pay us, there is a question of timing. It is therefore prudent to approach this situation with caution."

"Nevertheless, despite the short term Asia Pacific challenges, the Company's core business is quite solid -- evidence of this is the fact that we believe we would have earned $0.25 per normalized share for the quarter absent the downturn in the Asia Pacific region. We anticipate healthy growth next year, but due to the uncertain forecasts for the region's economic health, we felt it wise to take a conservative position related to revenue and income recognition, receivable realization and revenue and income expectations going forward," continued Carroll.

Dr. Carroll announced, "The Board of Directors unanimously agreed to authorize the purchase, through open market transactions, of up to 1.0 million shares of our common stock over the next 12 months. This action reflects our confidence in the future outlook for LCC. We believe purchasing our shares is a great investment that provides our shareholders excellent value without impeding our ability to take advantage of new and emerging growth opportunities."

The actual timing and blocks of shares to be purchased will depend on a variety of factors, including price and other market conditions.

LCC International, Inc. (http://www.lcc.com) is one of the world's largest providers of radio frequency engineering, network implementation and optimization services and products to the international wireless telecommunications industry. Headquartered just outside Washington, D.C. in McLean, Virginia with regional headquarters and support centers in Skarer, Norway, Sao Paulo, Brazil and Singapore, the company is engaged in three areas of business: Services, Systems and Products and Asset Management.





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This press release may contain forward-looking statements or implications that are subject to risks and uncertainties. Actual results or performance could differ materially from those expressed or implied by such forward-looking statements as a result of risks and uncertainties including changes adversely impacting demand for LCC's products and services, risks from competition, rapid technological change and those described from time to time in LCC's reports to the U. S. Securities and Exchange Commission, including its Registration Statement on Form S-1 effective September 24, 1996, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, news releases and other communications.

                                    #  #  #

                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                         THREE MONTHS ENDED                   YEAR ENDED
                                                            DECEMBER 31,                     DECEMBER 31,
                                                        1997            1996             1997            1996
                                                        ----            ----             ----            ----
REVENUES:
                 Service revenue                       22,666           29,037          91,289          93,156
           Product revenue                             20,419           14,313          63,959          48,414
                                                      -------        ---------        --------        --------
                                                       43,085           43,350         155,248         141,570
                                                      -------        ---------        --------        --------

COST OF REVENUES:
           Service revenue                             18,236           20,608          66,837          65,801
           Product revenue                             12,777            9,400          40,869          29,533
                                                      -------        ---------        --------        --------
                                                       31,013           30,008         107,706          95,334
                                                      -------        ---------        --------        --------

GROSS PROFIT                                           12,072           13,342          47,542          46,236
                                                      -------        ---------        --------        --------
OPERATING EXPENSES
           Sales and marketing                          1,809            1,881           7,645           6,475
           General and administrative                   6,291            3,118          16,380          11,964
           In-process research & development            1,237            6,328           4,570           8,609
           Special charge (credit)                          -           30,050          (3,894)         30,050
           Non-cash compensation                           46              670             580           7,005
           Depreciation and amortization                2,629            1,260           8,044           5,039
                                                      -------        ---------        --------        --------
                                                       12,012           43,307          33,325          69,142
                                                      -------        ---------        --------        --------
OPERATING INCOME (LOSS)                                    60          (29,965)         14,217         (22,906)
                                                      -------        ---------        --------        --------
OTHER INCOME (EXPENSE):
           Interest                                       222              347             700             925
           Interest expense                              (608)            (659)         (3,301)         (3,050)
           Other income                                   449              263           1,194           2,376
                                                      -------        ---------        --------        --------
                                                           63              (49)         (1,407)            251
                                                      -------        ---------        --------        --------

INCOME (LOSS) BEFORE INCOME TAXES                         123          (30,014)         12,810         (22,655)
PROVISION (BENEFIT) FOR INCOME TAXES                     (350)          (4,830)          5,235        $(11,371)
                                                      -------        ---------        --------        --------

NET INCOME (LOSS)                                     $   473        $ (25,184)       $  7,575        $(11,284)
                                                      =======        =========        ========        ========

NET INCOME PER SHARE
        Basic                                         $  0.03                         $   0.51
                                                      =======                         ========
        Diluted                                       $  0.03                         $   0.47
                                                      =======                         ========

PRO FORMA INCOME DATA:
        (Loss) before income taxes                                     (30,014)                       $(22,655)
        Pro forma (benefit) for income taxes                            (4,830)                         (1,886)
                                                                     ---------                        --------
                 Pro forma net (loss)                                $ (25,184)                        (20,769)
                                                                     =========                        ========

PRO FORMA NET LOSS PER SHARE:
        Basic                                                        $   (1.73)                       $  (1.70)
                                                                     =========                        ========
        Diluted                                                      $   (1.73)                       $  (1.70)
                                                                     =========                        ========

NORMALIZED INCOME DATA:
        Income (loss) before income taxes             $   123        $ (30,014)       $ 12,810         (22,655)
        In-process research & development                   -            5,605               -           5,605
        Special charge (credit) (A)                         -           26,753         (3,894)          22,931
        Non-cash compensation                              46              670             580           7,005
                                                           --        ---------        --------        --------
                 Normalized income before
                 income taxes                             169            3,014           9,496          12,886
                 Pro forma (benefit) for income          (332)           1,206           3,909           5,154
                                                      -------        ---------        --------        --------
                 taxes
                 Normalized net income                $   501        $   1,808           5,587        $  7,732
                                                      =======        =========        ========        ========

NORMALIZED NET INCOME PER SHARE:                      $  0.05        $    0.12            0.40        $   0.54
                                                      =======        =========        ========        ========
COMMON SHARES USED IN THE CALCULATION OF NET
INCOME PER SHARE:
                 Basic                                 15,107           14,527          14,740          12,211
                                                      =======        =========        ========        ========
                 Diluted                               16,358           14,527          15,954          12,211
                                                      =======        =========        ========        ========
                 Normalized                            19,199           18,900          18,765          16,509
                                                      =======        =========        ========        ========

(A) Normalizes for special charge offset by Pocket and NextWave profit recorded in 1996.

                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1997             1996
                                                                         ----             ----
                                                                      (UNAUDITED)
ASSETS:
Current assets:
  Cash and cash equivalents                                             $3,810            $13,732
  Short-term investments                                                20,647              6,934
  Receivables, net of allowance for doubtful accounts of
     $15,426 and $17,942 at December 31, 1997 and
     1996, respectively:
           Trade accounts receivable                                     30,542            35,563
           Due from related parties and affiliates                        1,294             2,244
           Unbilled receivables                                          11,877             9,819
    Inventory, net                                                        7,400             6,387
    Deferred income taxes, net                                            9,874            12,755
    Prepaid expenses and other current assets                             1,315             4,413
                                                                        -------            ------
           Total current assets                                          86,759            91,847

Property and equipment, net                                              10,531             5,952
Software development costs, net                                           6,133             5,069
Notes receivable                                                           -                  602
Investments in joint ventures                                             1,300             1,650
Deferred income taxes, net                                                1,513             4,584
Other assets                                                              4,782             5,243
                                                                        -------            ------
                                                                       $111,018          $114,947
                                                                       ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Note payable                                                         $ -               10,445
    Accounts payable                                                      4,994             6,218
    Accrued expenses                                                     18,933            23,296
    Deferred revenue                                                      4,650             4,951
    Income taxes payable                                                  7,507             7,446
    Obligations under incentive plans                                     1,106               448
    Other current liabilities                                             2,588             1,806
                                                                        -------            ------
                 Total current liabilities                               39,778            54,610

Convertible subordinated debt                                            50,000            50,000
Obligations under incentive plans, net of current portion                  -                  807
Other liabilities                                                         1,038             1,053
    Total liabilities                                                    90,816           106,470
                                                                       --------          --------

Preferred Stock:
    10,000 shares authorized; -0- shares issued and outstanding            -                  -

Class A Common stock, $.01 par value:
    70,000 shares authorized; 6,644 and 6,066 shares issued and
       outstanding at December 31, 1997 and 1996, respectively               66                61

Class B Common stock, $.01 par value:
    20,000 shares authorized; 8,461 shares issued and
       outstanding at December 312, 1997 and 1996                            85                85

Paid-in capital                                                          33,210            28,353
Retained capital                                                         (8,847)          (16,422)
Cumulative foreign currency translation adjustment                       (1,512)             (100)
Note receivable from shareholder                                         (2,800)           (3,500)
                                                                       --------           -------

    Total shareholders' equity                                           20,202             8,477
                                                                         ------           -------

                                                                       $111,018          $114,947
                                                                       ========          ========

                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                               YEARS ENDED
                                                                               DECEMBER 31,
                                                                      ----------------------------
                                                                         1997              1996
                                                                         ----              ----
Cash flows from operating activities:
    Net income                                                          $ 7,575          $(11,284)
    Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation and amortization                                    8,044             5,039
         Provision for doubtful accounts                                  4,115             2,937
         Non-cash compensation                                              580             7,005
         In process research and development                               -                5,605
         Special charge (credit)                                         (3,894)           30,050
         Loss (income) from investments in joint ventures, net              350              (346)
         Gain on disposition of joint venture, net                         -                 (514)
                 Changes in operating assets and liabilities:
             Trade, unbilled and other receivables                         (200)          (23,378)
             Accounts payable and accrued expenses                       (5,587)            8,809
             Inventory                                                     (947)           (1,154)
             Other current assets and liabilities                        10,502           (14,359)
             Other noncurrent assets and liabilities                      2,116           (11,538)
                                                                        -------          --------

Net cash provided by (used in) operating activities                      22,654            (3,128)
                                                                        -------           -------

Cash flows from investing activities:
    Increase in short term investments, net                             (13,713)           (6,156)
    Purchases of property and equipment                                  (8,791)           (3,263)
    Increase in capitalized software                                     (4,243)           (3,177)
    Investment in joint ventures                                           -                 (787)
    Proceeds from sale of joint venture                                    -                3,800
    Issuance of notes receivable                                           -               (5,602)
                                                                        -------           -------

Net cash (used in) investing activities                                 (26,747)          (15,185)
                                                                        -------           -------

Cash flows from financing activities:
    Proceeds from note payable/line of credit                              -               10,000
    Payments on note payable/line of credit                             (10,445)          (20,000)
    Distributions and loans to member                                      -               (5,928)
    Loan to shareholder                                                    -               (3,500)
    Repayment of loan to shareholder                                        961              -
    Proceeds from issuance of common stock                                  448            44,902
    Proceeds from exercise of options                                     3,207              -
                                                                         ------            ------

Net cash (used in) provided by financing activities                      (5,829)           25,474
                                                                         ------            ------

Net (decrease) increase in cash and cash equivalents                     (9,922)            7,161
Cash and cash equivalents at beginning of period                         13,732             6,571
                                                                         ------             -----
Cash and cash equivalents at end of period                              $ 3,810          $ 13,732
                                                                        =======          ========